SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      March 25, 2002
(Date of earliest event reported)  (March 21, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On March 21, 2002, the Registrant issued the following press release:

Cape Cod Bank and Trust Selects CTC Communications for Full Portfolio of Integrated Solutions

-CTC Provides PowerPath(sm) Network Services to Over 30 Bank Locations -

Waltham, MA, March 21, 2002-CTC Communications (NASDAQ NM: CPTL)- announced that it has entered into a multi year agreement with Cape Cod Bank and Trust to provide converged voice, data and Internet services to over 30 bank locations throughout southeastern Massachusetts.

CTC's PowerPath(sm) Network solution interconnects Cape Cod Bank and Trust's 30 locations in southeastern Massachusetts for voice, data and Internet services. These services are provided over CTC's packet-based PowerPath(sm) Network and are converged on a single broadband access connection to each Cape Cod Bank and Trust location. CTC engineered and implemented this multi location application including multiple voice applications, Frame Relay, Internet access as well as a disaster recovery plan specifically for CCBT.

"Cape Cod Bank and Trust is a great example of a multi location, multi application customer that CTC looks to develop a relationship," stated Steve Milton, CTC's President and COO. "CCBT's network is extensive and continues to grow so they require a Company with a full portfolio of services and a network solution that could handle their requirements for today and well into the future. CTC's PowerPath(sm) Network is the ideal vehicle to meet their stringent requirements and deliver the cost, functionality and reliability they are looking for."

Mark E. Carron S.V.P. and Director of Operations for Cape Cod Bank and Trust commented on the agreement, "Through CTC's PowerPath(sm) Network, CCBT Financial Companies is able to consolidate the diverse communication and technology needs of its subsidiaries-whether voice, data, or Internet access-under a single network connection. As we continue to expand, we only need to make a single phone call to our CTC account team to establish the communications requirements for the new locations. Our CTC account team has also worked with us in the design and implementation of a disaster recovery plan for CCBT in order to maintain service to our customers even in the event of a catastrophe at our host site". Carron continued, "CCBT has also elected to collocate our web-hosting server hardware in CTC's redundant state-of-the-art data center. The service provided, from initial project planning, to implementation, to present day operation and management has been exceptional. The professionals at CTC have consistently risen to every occasion."

Carron concluded, "Partnering with CTC has directly resulted in improved communications and data efficiencies at CCBT which has positively and significantly improved our bottom line."


About CCBT Financial Companies
CCBT Financial Companies is the largest Cape Cod based bank with $1.4 billion in assets and a long history on the Cape and in southeastern Massachusetts. Founded in 1855 as the Bank of Cape Cod, today CCBT is a full-service financial provider offering trust and investment management services, discount brokerage, securities and insurance along with their full line of personal and commercial banking products and services. CCBT has over 30 branches and recently opened a new office in Provincetown with more offices in Barnstable, Cotuit, Marion and Plymouth to come throughout 2002.

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(sm) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 589,000 access lines as of December 31, 2001.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the deployment and activation of services on the PowerPath(sm) Network, future customer requirements and the introduction of new products. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.
# # #
Finance Contact: John Pittenger
CTC Communications
781-466-1302 (t)
pitt@ctcnet.com (e)
www.ctcnet.com

Media Contact: Alan Russell
CTC Communications
781-466-8731 (t)
arussell@ctcnet.com (e)
www.ctcnet.com
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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 25, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration